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                                                                     EXHIBIT 8.2


                        [LETTERHEAD OF KING & SPALDING]


                                August 23, 1994

Hallmark Healthcare Corporation
300 Galleria Parkway
Suite 650
Atlanta, Georgia 30339

Gentlemen:


    We have acted as counsel to Hallmark Healthcare Corporation ("Hallmark") in connection with the merger (the "Merger") of Hallmark into Community Acquisition Corp., a wholly owned subsidiary of Community Health Systems, Inc. ("Community"). The Merger is described in the Joint Proxy Statement/Prospectus (the "Joint Proxy/Statement Prospectus") dated August 26, 1994 that forms a part of the Registration Statement on Form S-4 that will be filed with the Securities and Exchange Commission (the "Registration Statement").


    All capitalized terms used herein without definition have the respective meanings specified in the Joint Proxy Statement/Prospectus.

    You have requested our opinion with respect to certain federal income tax consequences of the Merger. We understand that our opinion will be attached as an Exhibit to the Registration Statement and that our opinion will be referred to in the Joint Proxy Statement/Prospectus. We hereby consent to such use of our opinion.

    In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including the Joint Proxy Statement/Prospectus. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals or, if submitted as photocopies, faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with the officers of Hallmark.

    The obligation of Hallmark to consummate the Merger is conditioned upon its receipt of our opinion at the Effective Time concerning the federal income tax treatment of the Merger. Such future opinion will be based upon certain factual assumptions that are to be confirmed by written certificates signed by appropriate officers of Hallmark and Community shortly before the consummation of the Merger. In rendering our opinion herein, we express no view as to our ability to render any opinion concerning the Merger at the Effective Time.

    Based upon and subject to the foregoing, it is our opinion that:

        (i)  the Merger will constitute a "reorganization" within the meaning of
    Section 368(a) of the Code;
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Hallmark Healthcare Corporation
August 23, 1994
Page 2

        (ii) the exchange in the Merger of Hallmark Common Stock and Hallmark Preferred Stock for Community Common Stock will not give rise to gain or loss to the Hallmark stockholders with respect to such exchange; and

       (iii) the federal income tax consequences to Hallmark stockholders who receive cash in lieu of fractional shares of Community Common Stock, or who dissent to the Merger and receive cash payment for their Hallmark Preferred Stock, are fairly and accurately described in the Joint Proxy Statement/Prospectus.

    The opinion expressed herein is based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

    Finally, our opinion is limited to the tax matters specifically discussed herein, and we have not been asked to address, nor have we addressed, any other tax consequences relating to the Merger.


                                                    Very truly yours,
                                                    KING & SPALDING